Exhibit 10.2

BOURBON BANCSHARES, INC.

1993 NONEMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN

ARTICLE 1.  PURPOSE.

The purpose of this 1993 Nonemployee Directors Stock Ownership Incentive
Plan ("Plan") is to advance the interest of Bourbon Bancshares, Inc., a Kentucky corporation ("Company"), and its subsidiaries, by providing nonemployee directors of subsidiaries of the Company with an incentive that may enable them to acquire and retain an ownership interest in the Company.
The Plan is also intended to enhance the Company's ability to attract and retain persons of outstanding ability to serve as directors of subsidiaries of the Company.

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

a.	"Award" shall mean a grant of Options under the Plan.

b.	"Award Date" shall mean March 1 of any fiscal year
immediately following a fiscal year end of a Subsidiary as to which a Performance Event has occurred.

c.	"Board" shall mean the Board of Directors of the
Company.

d.	"Code" shall mean the Internal Revenue Code of 1986, as
amended from time to time, or any successor thereto, together with any regulations promulgated thereunder.

e.	"Committee" shall mean the committee described in
Section 3.1.

f.	"Disability" shall mean a physical or mental infirmity
that the Committee determines impairs the Participant's ability to perform substantially his or her duties for a period of 180 consecutive days.

g.	"Director" shall mean any member of the Board of any
Subsidiary of the Company who is not an employee of the Company or any Subsidiary of the Company.

h.	"Effective Date" shall mean the date described in
Section 6.1.

i.	"Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time.

j.	"Fair Market Value" of the Shares shall mean, as of any
Award Date, the midpoint between the "bid" and "ask" price of the Shares as quoted by J.J.B. Hilliard, W.L. Lyons,
Inc. ("Hilliard-Lyons"), or if no such "bid" and "ask" price of the Shares shall have occurred on such date, on the next preceding date on which there was such quoted prices.
If there shall be any material alteration in the present system of quoting sale prices of the Shares, or if the Shares shall no longer be quoted by Hilliard-Lyons, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

k.	"Option" shall mean an option to purchase Shares granted
pursuant to Article 5.

l.	"Option Agreement" shall mean an agreement evidencing the
grant of an Option, as described in Section 5.2.

m.	"Option Exercise Price" shall mean the purchase price
per share subject to an Option, which shall be the Fair
Market Value of the Share on the Award Date.

n.	"Participant" shall mean any Director that receives an
Award under the Plan.

o.	"Performance Event," with respect to the financial
performance of any Subsidiary of the Company for its fiscal year, shall mean the obtaining of net income for such fiscal year that equals or exceeds one percent (1%) of such Subsidiary's average total assets for such fiscal year, all as certified by the Company's independent accounting firm.

p.	"Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and as used in Sections
13(d) and 14(d) thereof, including a "group" as defined in
Section 13(d) thereof.

q.	"Plan" shall mean this Bourbon Bancshares, Inc. 1993
Nonemployee Directors Stock Ownership Incentive Plan as the same may be amended from time to time.

r.	"Retirement" shall mean retirement by a Participant in
accordance with the terms of the Company's retirement policy applicable to directors of the Company or any Subsidiary.

s.	"Shares" shall mean the Company's Common Shares.

t.	"Subsidiary" shall mean, with respect to any company, any
corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such company.

2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.  ADMINISTRATION.

3.1 The Committee. The Plan is designed to operate automatically and not require administration. However, to the extent administration is required, it shall be provided by a committee (the "Committee") appointed by the Board. In the event the Shares of the Company are hereafter registered under Section 12 of the Exchange Act, the Committee shall include two or more directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3 (or any successor provision) promulgated under the Exchange Act. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

a.	construe and interpret the Plan and any agreement or
instrument entered into under the Plan; and

b.	establish, amend and rescind rules and regulations for
the Plan's administration.

The Committee shall have sole discretion to make all other determinations that may be necessary or advisable for the administration of the Plan, including, without limitation, the discretion to construe and interpret the Plan and establish, amend and revoke rules and regulations for the administration of the Plan. To the extent permitted by law and, if applicable, Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority as identified hereunder.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding on all persons, including the Company, its shareholders, employees, Participants and their estates and beneficiaries.

3.4 Section 16 Compliance. In the event the Shares of the Company are hereafter registered under Section 12 of the Exchange Act and therefore the Plan and its administration becomes subject to Section 16 of the Exchange Act, it is the intention of the Company that the Plan and the administration of the Plan in such event comply in all respects with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. In such event, if any plan provision, or any aspect of the administration of the Plan, is thereafter found not to be in compliance with Section 16 of the Exchange Act, the provision or administration shall be deemed null and void, and the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 4.  SHARES AVAILABLE UNDER THE PLAN.

4.1  Number of Shares.  Subject to adjustment as provided in Section
4.2, the number of Shares reserved for issuance upon the exercise of Awards is 5,000 Shares. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares. If and to the extent Awards shall expire or terminate for any reason without having been exercised in full, the Shares associated with such Awards to the extent not fully exercised shall again become available for Awards under the Plan.

4.2 Adjustments in Authorized Shares and Outstanding Awards. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee may substitute or adjust the total number and class of Shares or other stock or securities that may be issued under the Plan, and the number, class and/or price of Shares or other stock or securities subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Awards; and further provided, that the number of Shares or other stock or securities subject to any Award shall always be a whole number.

ARTICLE 5.  STOCK OPTIONS.

5.1 Automatic Grant of Options. Subject to the terms and provisions of the Plan, each Director of a Subsidiary of the Company who has served in such capacity for at least 180 days during the fiscal year for which a Performance Event with respect to that Subsidiary has occurred, and who serves in such capacity on the Award Date, shall automatically receive on the Award Date an Option for 50 Shares that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Such Options shall be fully vested on the Award Date and shall be immediately exercisable.

5.2 Option Agreement. Each Award shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other provisions as the Committee may determine or that are required by the Plan.

5.3 Duration of Options. Subject to Section 5.6, each Option shall expire on the tenth (10th) anniversary of the Award Date on which it was granted.

5.4 Exercise of Options. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

5.5 Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise, at the discretion of the Committee, either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering Shares having a Fair Market Value at the time of exercise equal to the Option Exercise Price, (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this Section
6.5. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the Plan's purpose and applicable law.

5.6 Termination of Director Relationship. If a Participant for any reason other than Retirement, death or Disability shall cease to be a director of any Subsidiary and shall not then be (or shall later cease to be) a member of the Board, the outstanding Options of such Participant may be exercised by such Participant at any time prior to the earlier of the expiration date of the Options or the date that is ninety (90) days after the date on which such Participant ceases to be a director of any Subsidiary and is not (or later ceases to be) a member of the Board. If a Participant shall cease to be a director of any Subsidiary and shall not then be (or shall later cease to be) a member of the Board by reason of Retirement, death or Disability, the outstanding Options of such Participant may be exercised by such Participant at any time prior to the earlier of the expiration date of the Options or the date that is the first anniversary of the Participant's Retirement, death or determination of Disability. Options may be exercised as provided in this Section 5.6 (x) in the event of the death of a Participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of his estate and (y) in the event of the Disability of a Participant, by the Participant, of if such Participant is incapacitated, by his legal representative.

ARTICLE 6.  EFFECTIVE DATE, AMENDMENT, MODIFICATION AND TERMINATION.

6.1  Effective Date.  The Plan shall become effective on July 1,
1993 if, prior to such date, the Plan shall have been approved by the holders of a majority of the Shares of the Company represented in person or by proxy at a meeting of shareholders of the Company at which the Plan is submitted for approval.

6.2 Termination Date. The Plan shall terminate on the earliest to occur of (a) March 9, 2003, (b) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Awards or
(c) such other date as the Board may determine in accordance with Section
6.3.

6.3  Amendment, Modification and Termination.

a.	Except as provided in Section 6.1(b), the Board may, at
any time, amend, modify or terminate the Plan.

b.	Without the approval of shareholders of the Company, no
amendment, modification or termination may:

(i)	materially increase the benefits accruing to
Participants under the Plan;

(ii)	materially increase the total number of Shares
that may be issued under the Plan, except as provided in Section 4.2; or

(iii)	materially modify the eligibility or other
requirements to receive an Award under the Plan.

Furthermore, to the extent required to meet the conditions for exemption from Section 16(b) of the Exchange Act in the event the Common Shares of the Company are registered under Section 12 of the Exchange Act, no amendment that would change the amount, price or timing of Options, other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended (to which the Plan is not current subject), or the rules and regulations promulgated thereunder, shall be made more than once every six months.

6.4 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

ARTICLE 7.  NON-TRANSFERABILITY.

A Participant's rights under this Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution.

ARTICLE 8.  NO RIGHT OF REELECTION.

Neither the Plan nor any action taken under the Plan shall be construed as conferring upon a Participant any right to continue as a director of the Company or any Subsidiary, to be renominated by the Board or reelected by the Company in its capacity as a shareholder of any Subsidiary.

ARTICLE 9.  WITHHOLDING.

9.1 Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy Federal and state taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant or exercise made under or as a result of the Plan.

9.2 Share Withholding. With respect to withholding required upon the exercise of Options or upon any other taxable event under the Plan pursuant to which Shares are to be received by the Participant ("Taxable Event"), a Participant may, subject to the discretion of the Committee, make an election (a "Tax Election") to satisfy the withholding requirement with respect to such Shares, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law.

ARTICLE 10.  INDEMNIFICATION.

No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 11.  SUCCESSORS.

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 12.  GOVERNING LAW.

To the extent not preempted by Federal law, the Plan, and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.

IN WITNESS WHEREOF, Bourbon Bancshares, Inc. has caused this 1993
Nonemployee Directors Stock Ownership Incentive Plan to be executed by the undersigned officer this 9th day of March, 1993.

BOURBON BANCSHARES, INC.


By: _/s/Buckner Woodford

    Buckner Woodford, President and
Chief Executive Officer
ATTEST:

 /s/Joe Allen
Joe Allen, Secretary




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